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                                                                   Exhibit 23(b)

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-80147), as supplemented by the Prospectus dated June 22, 1999 and the Prospectus Supplement dated June 23, 1999, of our report dated January 17, 1997 relating to the financial statements, which appears in Aristar, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Tampa, Florida
June 23, 1999